Exhibit 99.1

Investor	Nancy Christal	Media	Carolyn Castel
Contact:	Senior Vice President	Contact:	Vice President
	Investor Relations		Corporate Communications
	(914) 722-4704		(401) 770-5717

FOR IMMEDIATE RELEASE

CVS Health Corporation Announces Early Results of Tender Offers, Pricing, Election of Early Settlement and Increase in the Maximum Tender Offer Amount

WOONSOCKET, RI, May 31, 2016 – CVS Health Corporation (“CVS Health”, NYSE: CVS) announced today the early tender results, applicable Reference Yields and consideration payable in connection with its previously announced cash tender offers (the “Tender Offers”) for (1) any and all of its 5.75% Senior Notes due 2017, its 6.60% Senior Notes due 2019 and its 4.75% Senior Notes due 2020 (collectively, the “Any and All Notes”) and (2) up to $1,500,000,000 aggregate principal amount of its 6.25% Senior Notes due 2027, its 6.125% Senior Notes due 2039, its 5.750% Senior Notes due 2041, the 5.00% Senior Notes due 2024 (the “Omnicare 2024 Notes”) issued by its wholly-owned subsidiary, Omnicare, Inc. (“Omnicare”), the 4.75% Senior Notes due 2022 (together with the Omnicare 2024 Notes, the “Omnicare Notes”) issued by Omnicare, its 4.875% Senior Notes due 2035 and its 3.875% Senior Notes due 2025 (collectively, the “Maximum Tender Offer Notes” and together with the Any and All Notes, the “Notes”).

In addition, CVS Health announced that it has amended the terms of the Tender Offers to increase the Maximum Tender Offer Amount, namely the maximum aggregate principal amount of Maximum Tender Offer Notes that may be purchased in the Tender Offer therefor from $1,500,000,000 to $2,250,000,000. Other than the increase to the Maximum Tender Offer Amount, all other terms and conditions of the Tender Offers, as previously announced, remain unchanged. The Tender Offers are being made solely pursuant to CVS Health’s Offer to Purchase dated May 16, 2016 (the “Offer to Purchase”) and the related Letter of Transmittal, as amended by this press release.

As of 5:00 p.m., New York City time, on May 27, 2016 (the “Early Tender Date”), as reported by D.F. King & Co., Inc., the tender and information agent for the Tender Offers, the principal amounts of the Notes listed in the table below had been validly tendered and not validly withdrawn. The Withdrawal Deadline of 5:00 p.m., New York City time, on May 27, 2016 has passed and, accordingly, Notes validly tendered in the Tender Offers may no longer be withdrawn. The applicable Total Consideration per $1,000 principal amount of the Omnicare 2024 Notes and the Omnicare 2022 Notes will be the fixed amounts set forth in the table below. With regard to the other Notes, the table below also sets forth the applicable Reference Yield based on the bid-side price of the applicable UST Reference Security as displayed at 11:00 a.m., New York City time, on May 27, 2016 on the relevant Bloomberg reference page specified in the Offer to Purchase and Total Consideration payable for each $1,000 in principal amount of such Notes tendered and accepted for purchase pursuant to the Tender Offers.

Title of Notes	CUSIP Number	Principal Amount Outstanding	Principal Amount Tendered	Principal Amount Accepted	Acceptance Priority Level	UST Reference Security	Reference Yield	Fixed Spread (bps)	Total Consideration(1)(2)
Any and All Notes:
5.75% Senior Notes due 2017	126650BH2	$1,079,896,000	$537,853,000	$537,853,000	N/A	0.625% UST due 5/31/17	0.715%	20	$1,048.02
6.60% Senior Notes due 2019	126650BN9	$394,258,000	$50,996,000	$50,996,000	N/A	1.000% UST due 3/15/19	1.008%	50	$1,138.52
4.75% Senior Notes due 2020	126650BU3	$450,000,000	$234,994,000	$234,994,000	N/A	1.125% UST due 4/30/20	1.223%	20	$1,127.78

Maximum Tender Offer Notes:
6.25% Senior Notes due 2027	126650BJ8	$453,075,000	$81,302,000	$81,302,000	1	1.625% UST due 5/15/26	1.841%	155	$1,260.68
6.125% Senior Notes due 2039	126650BR0	$734,141,000	$287,391,000	$287,391,000	2	2.500% UST due 2/15/46	2.650%	140	$1,310.89
5.750% Senior Notes due 2041	126650BX7	$493,196,000	$360,489,000	$360,489,000	3	2.500% UST due 2/15/46	2.650%	140	$1,262.28
Omnicare 5.00% Senior Notes due 2024	681904AT5	$3,696,000	$605,000	$605,000	4	N/A	N/A	N/A	$990.00
Omnicare 4.75% Senior Notes due 2022	681904AS7	$12,634,000	$500,000	$500,000	5	N/A	N/A	N/A	$990.00
4.875% Senior Notes due 2035	126650CM0	$2,000,000,000	$1,347,780,000	$1,347,780,000	6	2.500% UST due 2/15/46	2.650%	110	$1,149.84
3.875% Senior Notes due 2025	126650CL2	$3,000,000,000	$1,509,079,000	$171,933,000	7	1.625% UST due 5/15/26	1.841%	90	$1,088.81

(1)	Per $1,000 principal amount of Notes tendered and accepted for purchase.
(2)	Based on the Reference Yield of the applicable UST Reference Security as of 11:00 a.m., New York City time on May 27, 2016 as determined by the Dealer Managers, and excludes accrued and unpaid interest. The Total Consideration includes the Early Tender Payment of $30 per $1,000 principal amount of Notes tendered prior to the Early Tender Date and accepted for purchase.

Notes validly tendered and not withdrawn at or prior to the Early Tender Date and accepted for purchase will receive the applicable Total Consideration as set forth above, which includes the applicable Early Tender Payment of $30 per $1,000 principal amount of Notes tendered prior to the Early Tender Date and accepted for purchase.

Any and All Notes validly tendered and not withdrawn after the Early Tender Date and at or prior to 11:59 p.m., New York City time, on June 13, 2016 (such date and time, as may be extended, the “Expiration Date”) will be eligible to receive the applicable Tender Offer Consideration, which is the applicable Total Consideration less the applicable Early Tender Payment.

In addition to the Total Consideration or Tender Offer Consideration, as applicable, Holders of Notes accepted for purchase will receive accrued and unpaid interest on those Notes from the last interest payment date with respect to those Notes to, but not including, the Early Settlement Date or the Final Settlement Date (each as defined below).

CVS Health also announced its election, with respect to the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date, to accept for purchase and make payment for such Notes on May 31, 2016 (the “Early Settlement Date”), subject, in the case of the Maximum Tender Offer Notes, to the acceptance priority levels applicable to the relevant series and, in the case of the 3.875% Senior Notes due 2025, to proration as described in the Offer to Purchase. Because CVS Health has accepted for purchase the Maximum Tender Offer Amount of Maximum Tender Offer Notes, no additional Maximum Tender Offer Notes will be purchased pursuant to the Tender Offer for such Notes after the Early Settlement Date. Payment for the Any and All Notes validly tendered after the Early Tender Date and at or prior to the Expiration Date, will be made promptly following acceptance after the Expiration Date (the “Final Settlement Date”). The Final Settlement Date is expected to be on June 15, 2016.

CVS Health has retained Barclays Capital Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC to act as Dealer Managers for the Tender Offers. D.F. King & Co., Inc. has been retained to act as the Tender and Information Agent for the Tender Offers. For additional information regarding the terms of the Tender Offers, please contact Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7581 (collect), J.P. Morgan Securities LLC at (866) 834-4666 (toll free) or (212) 834-3424 (collect), or RBC Capital Markets, LLC at (877) 381-2099 (toll free) or (212) 618-7822 (collect). Requests for documents and questions regarding the tendering of Notes may be directed to D.F. King & Co., Inc. either by email at cvs@dfking.com, or by phone (212) 269-5550 (for banks and brokers only) or (866) 745-0265 (for all others toll free).

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Tender Offers are being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal made available to Holders of the Notes. None of CVS Health, the Dealer Managers, Tender and Information Agent or the trustees with respect to the Notes, or any of their respective affiliates, is making any recommendation as to whether or not Holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offers. Holders are urged to evaluate carefully all information in the Offer to Purchase and the related Letter of Transmittal, consult their own investment and tax advisers and make their own decisions whether to tender Notes in either Tender Offer, and, if so, the principal amount of Notes to tender.

About the Company

CVS Health is a pharmacy innovation company helping people on their path to better health. Through its more than 9,600 retail pharmacies, more than 1,100 walk-in medical clinics, a leading pharmacy benefits manager with nearly 80 million plan members, a dedicated senior pharmacy care business serving more than one million patients per year, and expanding specialty pharmacy services, the Company enables people, businesses and communities to manage health in more affordable and effective ways. This unique integrated model increases access to quality care, delivers better health outcomes and lowers overall health care costs.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. By their nature, all forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons as described in CVS Health’s Securities and Exchange Commission filings, including those set forth in the Risk Factors section in its Annual Report on Form 10-K for the year ended December 31, 2015.

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